Exhibit 4(b)

CERTIFICATE OF LIMITED PARTNERSHIP
FOR
ATLAS AMERICA PUBLIC #17-2008(B) L.P.

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "ATLAS RESOURCES PUBLIC #17-2008(B) L.P.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 2007, AT 12 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4347594 8100

070528577

AUTHENTICATION: 5653952

DATE: 05-07-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 05/07/2007
FILED 12:00 PM 05/07/2007
SRV 070528577 - 4347594 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

- **The Undersigned,** desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
- **First:** The name of the limited partnership is

  ATLAS RESOURCES PUBLIC #17-2008(B) L.P.
- **Second:** The address of its registered office in the State of Delaware is

  110 S. POPLAR STREET, SUITE 101 in the city of

  WILMINGTON, DELAWARE 19801

  The name of the Registered Agent at such address is **ANDREW M. LUBIN**
- **Third:** The name and mailing address of each general partner is as follows:

  ATLAS RESOURCES, LLC

  MANAGING GENERAL PARTNER

  311 ROUSER ROAD

  MOON TOWNSHIP, PA 15108
- **In Witness Whereof,** the undersigned has executed this Certificate of Limited Partnership as of May 3, 2007.

By: Atlas Resources, LLC
General Partner

[signature]

Karen A. Black, Vice President – Partnership Administration